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                                                                 Exhibit 10.10

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                            INVESTOR RIGHTS AGREEMENT

                                      among

                                DE&S HOLDING CO.

                              DOLLAR EXPRESS, INC.

                                  BERNARD SPAIN

                                  MURRAY SPAIN

                  GLOBAL PRIVATE EQUITY III LIMITED PARTNERSHIP

                     ADVENT PGGM GLOBAL LIMITED PARTNERSHIP

                   ADVENT PARTNERS GPE III LIMITED PARTNERSHIP

                ADVENT PARTNERS (NA) GPE III LIMITED PARTNERSHIP

                       ADVENT PARTNERS LIMITED PARTNERSHIP

                GUAYACAN PRIVATE EQUITY FUND LIMITED PARTNERSHIP

                                       and

                         DOLLAR EXPRESS INVESTMENT, LLC


                          Dated as of February 5, 1999



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                            INVESTOR RIGHTS AGREEMENT
                            -------------------------

         THIS INVESTOR RIGHTS AGREEMENT (the "Agreement") is made as of this 5th day of February, 1999, by and among DE&S HOLDING CO., a Pennsylvania corporation (the "Corporation"), DOLLAR EXPRESS, INC., a Pennsylvania corporation ("Dollar Express"), BERNARD SPAIN, MURRAY SPAIN (and together with Bernard Spain, the "Management Holders"), GLOBAL PRIVATE EQUITY III LIMITED PARTNERSHIP, a Delaware limited partnership ("GPE III"), ADVENT PGGM GLOBAL LIMITED PARTNERSHIP, a Delaware limited partnership ("AG-PGGM"), ADVENT PARTNERS GPE III LIMITED PARTNERSHIP, a Delaware limited partnership ("AP-GPEIII"), ADVENT PARTNERS (NA) GPE III LIMITED PARTNERSHIP, a Delaware limited partnership ("AP-NA"), ADVENT PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership ("APLP" and together with GPEIII, AG- PGGM, AP-GPEIII and AP-NA, the "Advent Entities"), GUAYACAN PRIVATE EQUITY FUND LIMITED PARTNERSHIP, a Delaware limited partnership ("Guayacan"), and DOLLAR EXPRESS INVESTMENT, LLC, a North Carolina limited liability company ("DEI"; and, together with Guayacan and the Advent Entities and their respective Affiliates, collectively, the "Investors"; and each of the Investors is, individually, an "Investor").

         WHEREAS, as of February 3, 1999, the Corporation, the Investors, and the Management Holders executed a Securities Purchase and Contribuiont Agreement (the "Purchase Agreement") (capitalized terms used but not defined herein have the meanings set forth in the Purchase Agreement);

         WHEREAS, pursuant to the Purchase Agreement, the Corporation has filed an amendment to its charter designating 3,530,000 shares of preferred stock, par value $0.01 per share, as Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock");

         WHEREAS, on the date hereof, the Management Holders own 100% of the outstanding shares of common stock, par value $.01 per share, of the Corporation (the "Common Stock") and the Investors own 100% of the outstanding shares of Series A Preferred Stock of the Corporation, each in the amounts set forth on
Schedule 1 hereto;

         WHEREAS, under the terms of the Purchase Agreement, the Investors may become entitled to exercise certain warrants to purchase shares of Common Stock (the "Warrants"); and

         WHEREAS, as an inducement to completion of the transactions contemplated by the Purchase Agreement the Corporation, the Management Holders and the Investors have agreed to provide for certain matters with respect to the ownership and transfer of the Shares (as defined in Section 1 below) and Warrants owned by them;

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and undertakings of the Corporation set forth below, the parties hereto, intending to be legally bound hereby, agree with each other as follows:



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                  1. Certain Defined Terms. Capitalized terms used in this
Agreement have the meanings set forth in this Section 1, or are defined in the provisions of this Agreement identified in this Section 1.

                     "Advent" shall mean Advent International Corporation, a Delaware corporation, and any Affiliate of Advent International Corporation.

                     "Affiliate" of a Person shall mean any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes hereof, only wholly-owned subsidiaries shall be deemed to be Affiliates of a parent entity and the requisite amount of "control" shall exist only if the same Person has the power to direct decisions affecting Securities. For purposes hereof (i) except as otherwise provided herein, the partners, members or shareholders of an Investor shall be deemed to be Affiliates of that Investor (but only to the extent of their pro rata interest therein), and (ii) each Advent Entity shall be deemed to be an Affiliate of each other Advent Entity and of Advent.

                     "Commission" shall mean the U.S. Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

                     "Common Equity Percentage" shall mean, as to any Shareholder, the percentage that (i) the outstanding shares of Common Stock then owned by such Shareholder plus any shares of Common Stock issuable on the conversion, exchange or exercise of securities owned by such Shareholder that are, at the time of determination, convertible into, or exchangeable or exercisable for, shares of Common Stock, is of (ii) the aggregate outstanding number of shares of Common Stock then owned by all of the Shareholders plus all shares of Common Stock issuable on the conversion, exchange or exercise of securities that are, at the time of determination, convertible into, or exchangeable or exercisable for, shares of Common Stock.

                     "Counterpart" shall mean a counterpart to this Agreement in the form of Exhibit A hereto, pursuant to the execution of which a Person shall become bound by all of the terms and conditions to this Agreement.

                     "Excluded Securities" shall mean, collectively: (i) the Option Shares; (ii) the Warrant Shares; (iii) Shares of any class of the Corporation's capital stock to be issued in exchange for or in respect of shares of Common Stock (whether by way of stock split or reverse stock split, dividend or distribution, subdivision, combination, reclassification, recapitalization, reorganization or any other means); and (iv) Shares to be issued pursuant to a Public Offering.

                     "Management Shares" shall mean and include all issued and outstanding shares of Common Stock now owned or hereafter acquired by the Management Holders.

                     "Options" shall mean incentive stock or non-qualified options granted pursuant to the an employee benefit plan of the Corporation.


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                     "Option Shares" shall mean shares of Common Stock issuable upon the exercise of Options.

                     "Permitted Transferee" shall mean, with respect to any Management Shareholder or Permitted Transferee tracing his, her or its chain of title to Shares from a Management Shareholder (i) any other Management Shareholder or Permitted Transferee tracing his, her or its chain of title from a Management Shareholder, (ii) any spouse of the Management Shareholder or any such Permitted Transferee, (iii) any lineal ancestor or descendant or sibling of the Management Shareholder or such Permitted Transferee, (iv) spouses of such lineal descendants, or (v) trusts for the benefit of any such spouse, lineal descendant or spouse of a lineal descendant.

                     "Person" shall mean an individual, a sole proprietorship, a corporation, a partnership, limited liability company, limited liability partnership, a joint venture, an associa tion, a trust, or any other entity or organization, including a government or a political subdivision, agency or instrumentality thereof.

                     "Pledge Agreement" shall mean that certain pledge agreement entered into in connection with the Credit Agreement dated as of February 5, 1999, by and among the Corporation, Dollar Express, and any subsidiaries referred to therein, as borrowers, and the lenders referred to therein (the "Lenders"), and First Union National Bank, as Administrative Agent ("Administrative Agent").

                     "Post-QPO Ownership Percentage" shall mean the Investors' aggregate Common Equity Percentage on the first business day after the consummation of the Qualified Public Offering.

                     "Public Offering" shall mean the sale of shares of Common Stock in an underwritten public offering registered under the Securities Act.

                     "Qualified Public Offering" shall mean a Public Offering resulting in gross proceeds of at least $40,000,000 and which results in the Common Stock being listed on the New York Stock Exchange or being eligible for quotation on the Nasdaq National Market; provided that the Common Equity Value of the Corporation immediately prior to such registered public offering must be at least $150,000,000.

                     "Registration Rights Agreement" shall mean that certain Registration Rights Agreement dated as of February 5, 1999, by and among the Corporation, Dollar Express, the Management Holders, and each of the Investors, as the same may hereafter be amended or modified.

                     "Securities" shall mean all shares of capital stock, options, warrants, notes, bonds or other equity or debt securities of the Corporation which are offered or sold by the Corporation from time to time on or after the date hereof.




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                     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute enacted hereafter, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                     "Shares" shall mean and include (i) all shares of Common Stock of the Corporation, including without limitation, shares of Common Stock issued, issuable on the conversion or exchange or exercise of securities convertible into or exchangeable or exercisable for Common Stock, and (ii) all other securities of the Corporation which may be issued in exchange for or in respect of shares of Common Stock (whether by way of stock split or reverse stock split, dividend or distribution, subdivision, combination, reclassification, recapitalization, reorganization or any other means).

                     "Shareholder" shall mean any Person who, from time to time, holds any Shares and who or which is or becomes a party to this Agreement pursuant to the terms hereof.

                     "Subsidiary" means, with respect to the Corporation, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by the Corporation and one or more other Subsidiaries of the Corporation.

                     "Transfer" shall mean any transfer of Shares, whether by sale, assignment, gift, will, devise, bequest, operation of the laws of descent and distribution, or in trust, pledge, hypothecation, mortgage, encumbrance or other disposition. The verb to "Transfer" shall mean to sell, assign, give, transfer (including by gift, will, devise, bequest, or operation of laws of descent and distribution, or in trust), pledge, hypothecate, mortgage, encumber or dispose of.

                     "Voting Stock" means with respect to any Person, capital stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

                     "Warrant Shares" shall mean shares of Common Stock issuable upon the exercise of Warrants.

                  2. Financing Participation Rights.

                     a. Except in the case of the issuance of Excluded Securities, if the Corporation shall at any time desire to raise capital, incur indebtedness for borrowed money, or otherwise engage in a financing transaction ("Financing Transaction"), the Corporation shall first prepare a written offer setting forth all material terms and conditions for the proposed Financing Transaction (the "Term Sheet"), including the price and terms and conditions thereof, the minimum and maximum limits, if any, on the amount of Securities proposed to be sold by the Corporation, and the Common Equity Percentage applicable to the Investor receiving such notice. Such notice shall also specify whether a third party has made an offer to provide the funds for the proposed Financing Transaction. The Corporation shall promptly transmit a copy of the Term Sheet to each of the Investors, and thereupon shall be deemed to have offered in

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writing to engage in the Financing Transaction with the Investors upon the terms and conditions set forth in the Term Sheet. For a period of 30 days after the Term Sheet has been received ("Financing Option Period") by the Investors, the Investors shall have the option, exercisable by written notice to the Corporation, to accept the Term Sheet as to the proposed Financing Transaction. Each Investor who exercises this option shall agree, by doing so, to participate in the Financing Transaction in such other proportions as to the other Investors as they may agree among themselves and set forth in the notice accepting the Term Sheet. For a period beginning on the date of the exercise of the option and continuing until 60 days after date the Term Sheet was received by the Investors (the "Negotiation Period"), the Corporation and the Investors exercising the option shall negotiate in good faith the terms and conditions of a definitive agreement concerning the Financing Transaction.

                           b. Each Investor may assign to another Investor, or
to an Affiliate of itself or any other Investor, all or any part of its rights and responsibilities with respect to an offer to engage in the proposed Financing Transaction upon the terms and conditions set forth in the Term Sheet. Such Investors or Affiliates which are such assignees shall thereafter be deemed to be such assigning Investor (to the extent of such assignment) for purposes of applying this Section 2 to proposed Financing Transactions. In the event of a purchase of equity securities pursuant to such assignment, each such Affiliate shall be deemed an Investor and shall agree in writing, as a condition to such assignment, to execute a Counterpart and a counterpart to the Registration Rights Agreement.

                           c. If, at the end of the Negotiation Period, the
Investors and the Corporation have not consummated the Financing Transaction, then the Corporation shall be free, subject to the preemptive rights set forth in Section 3 hereof and other applicable limitations, for a period of 180 days thereafter, to consummate the Financing Transaction upon substantially the same terms and conditions set forth in the Term Sheet with a third party which is not an Affiliate of the Corporation, of any director or executive officer of the Corporation, or of any Management Shareholder ("Third-Party Financing Closing"). The failure of the Investors to accept the Term Sheet shall not be deemed to be a waiver of the Investors rights under the Corporation's charter or bylaws, or any other agreement. As a condition to the third party financing, in the event any equity securities are to be issued in the Financing Transaction, such third party shall execute a copy of this Agreement as a Shareholder. If the Third-Party Financing Closing does not occur substantially upon the terms and conditions set forth in the Term Sheet within the aforesaid 180-day period, then the Corporation shall not be permitted to engage in a Financing Transaction without again complying with this Section 2.

                           d. If at any time, or from time to time, Dollar
Express or any other Subsidiary proposes to raise capital, incur indebtedness for borrowed money, or otherwise engage in a financing transaction ("Subsidiary Financing Transaction"), Dollar Express shall, and the Corporation shall cause any other Subsidiary to, enter into an agreement granting to each of the Investors and the Management Holders, pro rata based on such party's Common Equity Percentage, financing participation rights with respect to the Subsidiary Financing Transaction on terms identical to those set forth in Section 2(a), (b) and (c) hereof. Such participation rights shall not be applicable to issuances of securities by a Subsidiary solely to the Corporation and/or

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to any other Subsidiary. If any Investor participates in a Subsidiary Financing
Transaction under this Section 2(d), and as a result of which such Investor acquires equity securities of a Subsidiary, the Corporation shall cause such Subsidiary to enter into an agreement granting to such Investor preemptive rights and, if any Management Holders also purchase securities of such Subsidiary, tag-along rights with respect to the securities of such Subsidiary on terms identical to the terms set forth in Section 3 and Section 4 hereof.

                           e. The rights and obligations set forth in Section 2
shall terminate upon the consummation of a Qualified Public Offering.

                  3. Preemptive Rights.

                           a. Except in the case of the issuance of Excluded
Securities, the Corporation shall not, including instances where any Investor has not exercised its rights under Section 2 above, issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any Securities unless it shall have first offered (the "Preemptive Offer") to sell such Securities to the Investors on the terms set forth in this
Section 3. Each Investor shall have a preemptive right to purchase up to such Investor's Common Equity Percentage of such Securities. Each Investor may assign all or any part of its rights and responsibilities with respect to such Offer (as defined below) to another Investor, or to an Affiliate of itself or any other Investor. Such Investors or Affiliates which are such assignees shall thereafter be deemed to be such assigning Investor (to the extent of such assignment) for purposes of applying this Section 3 to such Preemptive Offer. In the event of a purchase of Securities pursuant to such assignment, each such Affiliate shall be deemed an Investor and shall agree in writing, as a condition to such assignment, to execute a Counterpart and a counterpart to the Registration Rights Agreement.

                           b. The Corporation shall deliver to each Investor
written notice of the Preemptive Offer, specifying the price and terms and conditions of the offer, including without limitation, the minimum and maximum limits on the amount of Securities proposed to be sold by the Corporation, and the Common Equity Percentage applicable to the Investor receiving such notice. The Preemptive Offer by its terms shall remain open and irrevocable for a period of 15 days from the date such notice is given (the "15-Day Period").

                           c. If an Investor desires to purchase Securities
pursuant to the Preemptive Offer, such Investor shall evidence his or its intention to accept the Preemptive Offer by delivering a written notice to the Corporation signed by the Investor, setting forth the percentage of the Securities (not exceeding such Investor's Common Equity Percentage of such Securities) that the Investor elects to purchase (the "Notice of Acceptance"). Provided the minimum number of Securities set forth in the Preemptive Offer has been sold after conclusion of all procedures set forth in this Section 3, then, upon closing of the Preemptive Offer, each Investor shall be obligated to buy the percentage set forth in such Investor's Notice of Acceptance times the number of Securities being sold at such closing. The Corporation shall not be permitted to sell at such closing (or any subsequent closing with respect to which the procedures set forth in this Section 3 have not again been followed, except as provided in this Section 3) more than the maximum number of Securities set forth in the Preemptive Offer. The Notice of Acceptance must be given, if at all, prior to the end of the 15-Day Period. Within five days following the end of the 15-Day Period, the Corporation shall give written notice (the "Notice of Refused Securities") to the Investors setting forth the percentage of Securities for which a Notice of Acceptance was not received (the "Refused Securities").

                           d. If the Investors give Notices of Acceptance to the
Corporation prior to the end of the 15-Day Period indicating their intention to purchase, in the aggregate, less than the maximum amount of Securities set forth in the Preemptive Offer, each Investor giving a Notice of Acceptance ("Accepting Investors") shall be entitled to purchase by an additional Notice of Acceptance given to the Corporation within 5 days after the date the Notice of Refused Securities is given (the "5-Day Period"), that proportion of the Refused Securities which the Common Equity Percentage of such Accepting Investor (prior to the Offer) bears to the Common Equity Percentage of all Accepting Investors.

                           e. If the Investors give Notices of Acceptance prior
to the end of the 15-Day Period or 5-Day Period, as applicable, indicating their intention to purchase, in the aggregate, at least the minimum amount of Securities set forth in the Preemptive Offer, the Corporation shall schedule a closing of the sale of the Securities to occur on the same date as the Third-Party Financing Closing. In no event shall the Accepting Investors be obligated to purchase the securities prior to the Third-Party Financing Closing. Upon the closing of the sale of the Securities, each Accepting Investor shall purchase those Securities for which it tendered a Notice of Acceptance upon the terms specified in the Offer.

                           f. Regardless of whether the Investors tender Notices
of Acceptance pursuant to subsection (c) and (d) of this Section 3 for at least the minimum amount of Securities set forth in the Offer within the 15-Day Period or the 5-Day Period, as applicable, any remaining Refused Securities may be sold on the date of the Third-Party Financing Closing to any other Person or Persons (including without limitation, executive officers of the Corporation) upon terms and conditions which are in all material respects (including without limitation, price, form of consideration, payment period and interest rates) the same as those set forth in the Preemptive Offer. In the event Accepting Investors gave Notices of Acceptance for less than the minimum number of Securities set forth in the Preemptive Offer, provided the Refused Securities agreed to be purchased plus the Securities for which Accepting Investors gave Notices of Acceptance exceeds such minimum, then at the same time as the closing of the sale of Refused Securities, each Accepting Investor shall purchase those Securities for which it tendered a Notice of Acceptance upon the terms specified in the Preemptive Offer.

                           g. If at least the minimum amount of the Securities
set forth in the Preemptive Offer and the Outside Offer are not agreed to be purchased in connection with the Third-Party Financing Closing (including any securities to be purchased by the Investors and any Refused Securities), the Corporation may rescind all Notices of Acceptance tendered by Investors by providing written notice of such rescission to each Accepting Investor and the Corporation shall not sell any Securities pursuant to the Outside Offer. Any Securities as to which Notices of Acceptance are rescinded, and any Refused Securities not purchased in the Outside Offer may not be sold or otherwise disposed of until they are again offered to the Investors under the procedures specified in subsections (a) through (g) hereof.

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                           h. The transferability of Securities purchased by
Person pursuant to this Section 3 shall be subject to the terms and conditions set forth in this Agreement and any Person who is not then a Shareholder and who purchases Securities shall execute a Counterpart as a condition precedent to such purchase. The obligation of any Investor to purchase such Securities is further conditioned upon the preparation of a purchase agreement embodying the terms of the Preemptive Offer or Outside Offer which shall be reasonably satisfactory in form and substance to the Corporation and its counsel, and such Investor or other purchaser and such Investor's or other purchaser's counsel.

                           i. The rights and obligations set forth in this
Section 3, including any such similar rights granted with respect to a Subsidiary pursuant to Section 2(d), shall terminate on such day as the Investors' Post-QPO Ownership Percentage shall have been reduced by 50%.

                  4. Proposed Sales by Certain Shareholders.

                           a. Subject to the provisions of subsection (d) below,
if any Shareholder who is not an Investor shall at any time desire to sell all or any of such Shareholder's Shares, such Shareholder (the "Selling Shareholder") shall first prepare a written offer to sell such Shares (the "Offered Shares") setting forth the proposed date of the sale, the proposed price per Share, and the other terms and conditions upon which the sale is proposed to be made (the "Offer"). Such notice shall also specify whether a Third Party Purchaser (as hereinafter defined) has made an offer to acquire such Shares at the price and on the terms and conditions set forth in the Offer. The Selling Shareholder shall then transmit a copy of the Offer to the Corporation and each of the Investors, and thereupon shall be deemed to have offered in writing to sell all, but not less than all, of the Offered Shares to the Investors, as a group, at the price and on the terms and conditions set forth in the Offer. For a period of 45 days after such Offer to the Investors (the "Option Period"), each Offeree Shareholder shall have the option, exercisable by written notice to the Selling Shareholder with a copy to the Corporation and to each of the other Investors, to accept the Offer as to the Offered Shares. Each Offeree Shareholder who exercises this option shall agree, by doing so, to purchase that proportionate part of the Offered Shares which the number of Shares owned by such Offeree Shareholder bears to the total number of Shares owned by all Investors accepting the Offer pursuant to this Section 4(a) (or in such other proportions as the Investors may agree among themselves).

                           b. If, at the end of the Option Period, the Investors
have not agreed to purchase all of the Offered Shares, then the Selling Shareholder shall be free, subject to the co-sale provisions of Section 4(c) hereof, for a period of 180 days thereafter to sell any or all of the Offered Shares to a third party purchaser (the "Third Party Purchaser") at the price and upon the terms and conditions set forth in the Offer, and on condition that such Third Party Purchaser executes a copy of this Agreement as a Shareholder. If the Offered Shares are not so sold within the aforesaid 180-day period, then the Selling Shareholder shall not be permitted to sell the Offered Shares without again complying with this Section 4.

                           c. As a condition precedent to any sale made to a
Third Party Purchaser by a Selling Shareholder in accordance with Section 4(b) ("Third Party Sale"), the Selling Shareholder shall notify each Investor of the terms and conditions of the Third Party Sale ("Co-Sale Offer"). Notice of the Co-Sale Offer shall be deemed to have been given on the date the notice of the Offer was given pursuant to Section 4(a). The Co-Sale Offer shall remain open and irrevocable until 10 days prior to the scheduled closing of the Third Party Sale (the "Co-Sale Offer Period"). Upon receipt of such notice, each Investor shall have the right ("Co-Sale Right") to sell to the Third Party Purchaser, that number of shares of Common Stock equal to the product attained by multiplying (a) the number of shares of Common Stock the Third Party Purchaser proposes to purchase, times (b) the quotient derived by dividing (i) the number of shares of Common Stock held (or deemed to be held) by the Investors exercising the Co-Sale Right under this Section 4(c) by (ii) the total number of shares of Common Stock held (or deemed to be held) by the Selling Shareholders and the Investors exercising the Co-Sale Right under this Section 4(c). Each Investor's right to sell pursuant to this Section 4(c) can be exercised by delivery of a written notice to the Selling Shareholders prior to the termination of the Co-Sale Offer Period. The Selling Shareholder shall deliver to each Investor notice of the scheduled closing of the Third Party Sale at least 15, but not more than 20, days prior to such scheduled closing. As a condition to any Investor's exercise of the Co-Sale Right, such Investor agrees, immediately prior to the closing of the Third Party Sale, to convert such number of shares of Series A Preferred Stock as necessary to deliver to the Third Party Purchase only shares of Common Stock in the Third Party Sale.

                           d. The provisions of this Section 4 shall not apply
(i) to proposed transfers by a Shareholder to a Permitted Transferee so long as such Permitted Transferee, as a condition precedent to acquiring Shares, executes a copy of this Agreement as a Shareholder, or (ii) to sales by a Shareholder registered under the Securities Act or exempt from registration pursuant to Rule 144 of the Securities Act.

                  5. Stock Splits, Etc. If there shall be any change in the Shares as a result of any merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination or exchange of Shares, or otherwise, the provisions of this Agreement shall apply with equal force to additional and/or substitute Securities, if any, received by each Shareholder in exchange for or by virtue of its ownership of Shares.

                  6. Failure to Deliver Shares. If a Shareholder (the "Transferring Shareholder") becomes obligated to Transfer any Shares to any of the Corporation or to another Shareholder pursuant to this Agreement (including a Transfer to another Shareholder for purposes of Transfer to another purchaser pursuant to Section 6 or otherwise) and fails to deliver such Shares in accordance with the terms of this Agreement, the Corporation or such other Shareholder, as the case may be, may, at its or their option, in addition to all other remedies it may have, either (i) send to the Transferring Shareholder the purchase price for such Shares as is herein specified, or (ii) deposit such amount with a trustee or escrow agent for the benefit of the Transferring Shareholder for release upon delivery of such Shares to the trustee or escrow agent in accordance with the terms of this Agreement. Thereupon, the Corporation upon written notice

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to the Transferring Shareholder, (a) shall cancel on its books the certificate or certificates representing the Shares so required to be transferred by the Transferring Shareholder and (b) shall issue, in lieu thereof, in the name of the Corporation, such other Shareholder or purchaser, as the case may be, a new certificate or certificates representing such Shares; provided, however, the Corporation shall be under no obligation to so cancel and issue Shares unless the other Shareholder or purchaser, as the case may be, delivers to the Corporation its agreement to indemnify, defend and hold harmless the Corporation, its officers and employees, successors and assigns, from any and all losses, claims, damages or liabilities (or actions in respect thereof) to which the Corporation may become subject as a result of, arising out of, or based upon the Corporation so canceling and issuing Shares, and such other Shareholder or purchaser, as the case may be, shall reimburse the Corporation for any legal or other expenses reasonably incurred by the Corporation in connection therewith. All of the Transferring Shareholder's rights in and to such Shares shall terminate as of the date of such Notice.

                  7. Financial Reports and Information. In addition to such rights as the Investors (or their transferees) have under applicable law as a Shareholder, at the Corporation's cost and expense, the Corporation shall provide the Investors, and to any other Person who, as a result of the transfer of shares of Series A Preferred Stock or Warrants to him, her or it, directly or indirectly from an Investor, is the beneficial owner (determined in accordance with Rule 13d-3 promulgated under the Securities Act of 1934, as amended) of at least 2% of the outstanding shares of Common Stock, the financial reports and information specified in this Section 7.

                     a. Within 90 days after the end of each fiscal year of the Corporation, for so long as this Agreement shall be in effect, the Corporation shall furnish each of the Investors with audited financial statements of the Corporation for such fiscal year (showing comparison to the prior fiscal year) which shall include a statement of income and retainedearnings for each such fiscal year, a balance sheet as at the last day thereof, and a statement of cash flows prepared in accordance with generally accepted accounting principles consistently applied, and accompanied by the report, without qualification, of the Corporation' independent certified public accountants (which shall be of recognized national standing), including such accountant's management letters to the Corporation. In addition, the Corporation shall furnish each of the Investors with a discussion and analysis of the financial information described above, prepared by management in accordance with the requirements of Item 303 of Regulation S-K (or any successor provision) promulgated by the Commission.

                     b. Within 45 days after the end of each quarter, for so long as this Agreement shall be in effect, the Corporation shall furnish each of the Investors with unaudited financial statements of the Corporation for such quarter (showing comparison to the same month the prior fiscal year) which shall include, for each such quarter and the year-to-date period, a statement of income and retained earnings, a balance sheet as at the last day thereof, and a statement of cash flows prepared in accordance with generally accepted accounting principles consistently applied, and accompanied by the report, without qualification, of the Corporation' independent certified public accountants (which shall be of recognized national standing), including such accountant's management letters to the Corporation. In addition, the Corporation shall furnish each of the Investors with a discussion and analysis of the financial information described above, prepared by management in accordance with the requirements of Item 303 of Regulation S-K (or any successor provision) promulgated by the Commission.

                     c. Within 30 days after the end of month, for so long as this Agreement shall be in effect, the Corporation shall furnish each of the Investors with unaudited financial statements of the Corporation for such month (showing comparison to the same month the prior fiscal year) which shall include, for each such month and the year-to-date period, a statement of income and retained earnings, a balance sheet as at the last day thereof, and a statement of cash flows prepared in accordance with generally accepted accounting principles consistently applied, and accompanied by the report, without qualification, of the Corporation' independent certified public accountants (which shall be of recognized national standing), including such accountant's management letters to the Corporation. In addition, the Corporation shall furnish each of the Investors with a management commentary of the operating and financial results for the applicable monthly period.

                     d. If for any period any Corporation shall have any Subsidiary or Subsidiaries whose accounts are consolidated with those of such Corporation, then in respect of such period the financial statements delivered pursuant to the foregoing Section 7(a) and (b) shall be the consolidating and consolidated financial statements of such Corporation and all such consolidated Subsidiaries.

                     e. Promptly upon becoming available, copies of all financial statements, reports, press releases, notices, proxy statements and other documents sent by any of the Corporation to their lenders or released to the public and copies of all regular and periodic reports, if any, filed by the Corporation with the Commission or any securities exchange.

                     f. Upon request from any Shareholder, the Corporation shall disclose to such Shareholder, in writing, the name and address of such Shareholder (as it then appears on the records of the Corporation) and each Shareholders Common Equity Percentage.

                  8. Election of Subsidiary Directors. The Corporation and the Shareholders hereby agree to cause the board of directors of each Subsidiary, including, without limitation, Dollar Express, to consist of five individuals and to cause to be nominated and elected to serve as members of the board of directors of any Subsidiary two individuals which shall be selected for nomination by the Investors holding a majority of the outstanding shares of Series A Preferred Stock, and three individuals which shall be selected for nomination by the holders of a majority of the outstanding shares of Common Stock. The Corporation and the Shareholders agree that no director of a Subsidiary selected for nomination by the Investors may be removed unless such removal is approved by the holders of a majority of the outstanding shares of Series A Preferred Stock and that no director of a Subsidiary selected for nomination by the holders of Common Stock may be removed unless such removal is approved by the holders of a majority of the outstanding shares of Common Stock. The Corporation and the Shareholders agree that any vacancy on the board of directors of any Subsidiary, whether occurring through resignation, removal or otherwise, shall be filled with an individual selected by the same group of Shareholders who selected the individual whose resignation, removal or other action or omission resulted in such vacancy, and that the Corporation and the Shareholders shall cause such individual to be nominated and elected to serve on the board of directors of the applicable Subsidiary as soon as practicable.

                  9. Specific Performance. Because of the unique character of the Shares, the Corporation will be irreparably damaged if this Agreement is not specifically enforced. Should any dispute arise concerning the Transfer of Shares, an injunction may be issued restraining any Transfer pending the determination of such controversy. In the event of any controversy concerning the right or obligation to Transfer any such Shares, such right or obligation shall be enforceable in a court of equity by a decree of specific performance. Such remedy shall be cumulative and not exclusive, and shall be in addition to any other remedy which the Corporation or the other Shareholders of the Corporation may have.

                  10. Legend. Each certificate evidencing any of the shares of Common Stock, other than those sold in a registered public offering, shall bear a legend substantially as follows:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND MAY NOT BE SOLD, EXCHANGED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH AND SUBJECT TO ALL THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT DATED AS OF FEBRUARY 5, 1999, AMONG THE CORPORATION AND CERTAIN OF ITS SHAREHOLDERS, A COPY OF WHICH THE CORPORATION WILL FURNISH TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE."

                  11. Notices. All notices and other communications hereunder shall be in writing and shall be given to the person either personally or by sending a copy thereof by overnight delivery via United States express mail, postage prepaid, or by a nationally recognized courier service guaranteeing next business day delivery, charges prepaid, or by telecopier, to such party's address or to such party's telecopier number. All notices shall be deemed to have been given to the person entitled thereto one business day after deposited with the U.S. Postal Service or courier service for delivery to that person or, in the case of telecopy or hand delivery, when dispatched.

                  If to the Corporation or to Dollar Express, to:

                           DE&S Holding Co.
                           Dollar Express, Inc.
                           1700 Tomlinson Road
                           Philadelphia, PA  19116
                           Attention:  Bernard Spain
                           Telecopy No.:  215.676.1166

                  with a copy to:

                           Fox, Rothschild, O'Brien & Frankel, LLP
                           2000 Market Street, 10th Floor
                           Philadelphia, PA 19103
                           Attention:  Ramon R. Obod, Esquire
                           Telecopy No.:  215.299.2150

                  If to the Management Shareholders, to:

                           Bernard Spain
                           1700 Tomlinson Road
                           Philadelphia, PA  19116
                           Telecopy No.:  215.676.1166

                           Murray Spain
                           1700 Tomlinson Road
                           Philadelphia, PA  19116
                           Telecopy No.:  215.676.1166

                  with a copy to:

                           Fox, Rothschild, O'Brien & Frankel, LLP
                           2000 Market Street, 10th Floor
                           Philadelphia, PA 19103
                           Attention:  Ramon R. Obod, Esquire
                           Telecopy No.:  215.299.2150

                  If to DEI, to:

                           Dollar Express Investment, LLC
                           101 South Tryon Street, 40th Floor
                           Charlotte, NC  28280
                           Attention:  Robert G. Calton III
                           Telecopy No.:  704.348.1099
                  with a copy to:

                           Kennedy, Covington, Lobdell & Hickman
                           100 North Tryon Street, Suite 4200
                           Charlotte, NC  28202
                           Attention:  Warren P. Kean, Esquire
                           Telecopy No.:  704.331.7598

                  If to the Advent Entities or Guayacan, to:

                           c/o Advent International Corporation
                           75 State Street
                           Boston, MA  02109
                           Attention:  David M. Mussafer
                           Telecopy No.:  617.443.0322

                  With a copy to:

                           Pepper Hamilton LLP
                           3000 Two Logan Square
                           Philadelphia, PA  19103-2799
                           Attention:  James D. Epstein, Esq.
                           Telecopy No.:  215.981.4750

Notice of any change in any such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived by the party entitled to receive such notice.

                  12. Entire Agreement; Amendments; Waiver; Termination. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a writing duly executed by holders of Shares having an aggregate Common Equity Percentage of at least 80%, and, if the waiver, modification, amendment or termination would affect the rights or obligations of a holder of another class of Shares other than Common Stock, by holders of at least 80% of the outstanding shares of such class of Shares so affected; provided, however, that for so long as Advent's aggregate Common Equity Percentage is at least 5%, this Agreement may not be waived, modified, amended or terminated without the prior written consent of Advent International Corporation. To the extent any term or other provision of any other indenture, agreement or instrument by which any party hereto is bound conflicts with this Agreement, this Agreement shall have precedence over such conflicting term or provision.

                  13. Foreclosure Upon Securities. Notwithstanding anything herein to the contrary, this Agreement shall not apply to any equity securities of the Corporation, or to any equity securities of Dollar Express or any other Subsidiary, upon foreclosure on any such equity securities ("Foreclosed Securities") by the Lenders (or the Administrative Agent on their behalf) pursuant to the Pledge Agreement, but continuing only for so long as the Lenders shall hold Foreclosed Securities.

                  14. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania and shall be binding upon the parties hereto and their respective successors and assigns.

                  15. Waivers. The failure of any party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

                  16. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  17. Captions. Captions are for convenience only and are not deemed to be part of this Agreement.

                  18. Counterparts; Facsimile Signatures. This Agreement may be executed, including by facsimile signature, in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                  19. Attorney's Fees. In the event of litigation of any dispute or controversy arising from, in, under or concerning this Agreement or any amendment hereof, including, without limiting the generality of the foregoing, any claimed breach hereof or thereof, the prevailing party in such action shall be entitled to recover from the other party in such action, such sum as the court shall fix as reasonable attorney's fees incurred by such prevailing party.

                  20. Parties Benefitted. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities.

                  21. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.





                        [SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement under seal on the date first above written.


                                DE&S HOLDING CO.


                                By: /s/ Murray Spain
                                    --------------------------------------------
                                    Name:  Murray Spain
                                    Title: President


                                DOLLAR EXPRESS, INC.


                                By: /s/ Bernard Spain
                                    --------------------------------------------
                                    Name:  Bernard Spain
                                    Title: Chief Executive Officer


                                BERNARD SPAIN

                                /s/ Bernard Spain
                                --------------------------------------


                                MURRAY SPAIN

                                /s/ Murray Spain
                                --------------------------------------



                                GLOBAL PRIVATE EQUITY III LIMITED PARTNERSHIP
                                By: Advent International Limited Partnership, its General Partner

                                      By:   Advent International Corporation,
                                            its General Partner


                                            By: /s/ David M. Mussafer
                                                --------------------------------
                                                Name:  David M. Mussafer
                                                Title: Senior Vice-President

                        ADVENT PGGM GLOBAL LIMITED PARTNERSHIP
                        By: Advent International Limited Partnership, its General Partner

                                 By:      Advent International Corporation,
                                          its General Partner

                                            By: /s/ David M. Mussafer
                                                --------------------------------
                                                Name:  David M. Mussafer
                                                Title: Senior Vice-President


                        ADVENT PARTNERS GPE III LIMITED PARTNERSHIP
                        By:  Advent International Corporation, General Partner


                        By: /s/ David M. Mussafer
                            -----------------------------
                            Name:  David M. Mussafer
                            Title: Senior Vice-President


                        ADVENT PARTNERS (NA) GPE III LIMITED PARTNERSHIP
                        By:  Advent International Corporation, General Partner


                        By: /s/ David M. Mussafer
                            -----------------------------
                            Name:  David M. Mussafer
                            Title: Senior Vice-President

                        ADVENT PARTNERS LIMITED PARTNERSHIP
                        By:  Advent International Corporation, General Partner


                        By: /s/ David M. Mussafer
                            -----------------------------
                            Name:  David M. Mussafer
                            Title: Senior Vice-President


                        GUAYACAN PRIVATE EQUITY FUND
                        LIMITED PARTNERSHIP


                        By: /s/ David M. Mussafer
                            -----------------------------
                            Name:  David M. Mussafer
                            Title: Senior Vice-President
                                   Advent International Corporation


                        DOLLAR EXPRESS INVESTMENT, LLC


                        By: /s/ Mark W. Mealy
                            ----------------------------------------------
                            Name:  Mark W. Mealy
                            Title: Manager, Dollar Express Investment, LLC

                                   Schedule 1
                                       TO
                            INVESTOR RIGHTS AGREEMENT

                               OWNERSHIP INTERESTS


Common Stock
------------

Bernard Spain                                                 3,235,000 shares
Murray Spain                                                  3,235,000 shares

Global Private Equity III Limited Partnership                 warrant to purchase 335,833 shares
Advent PGGM Global Limited Partnership                        warrant to purchase 51,463 shares
Advent Partners GPE III Limited Partnership                   warrant to purchase 5,071 shares
Advent Partners (NA) GPE III Limited Partnership              warrant to purchase 1,500 shares
Advent Partners Limited Partnership                           warrant to purchase 2,204 shares
Guayacan Private Equity Fund Limited Partnership              warrant to purchase 11,904 shares
Dollar Express Investment, LLC Limited Partnership            warrant to purchase 8,692 shares

Preferred Stock
---------------

Global Private Equity III Limited Partnership                 2,845,180 shares
Advent PGGM Global Limited Partnership                          435,990 shares
Advent Partners GPE III Limited Partnership                      42,960 shares
Advent Partners (NA) GPE III Limited Partnership                 12,708 shares
Advent Partners Limited Partnership                              18,674 shares
Guayacan Private Equity Fund Limited Partnership                100,852 shares
Dollar Express Investment, LLC Limited Partnership               73,636 shares


                                    Exhibit A
                                       TO
                            INVESTOR RIGHTS AGREEMENT


                                   COUNTERPART

         THIS INSTRUMENT forms part of the Investor Rights Agreement (the "Agreement") made as of the 5th day of February, 1999, by and among DE&S
Holding Co., a Pennsylvania corporation, Dollar Express, Inc., a Pennsylvania corporation, Bernard Spain, Murray Spain, Global Private Equity III Limited Partnership, a Delaware limited partnership, Advent PGGM Global Limited Partnership, a Delaware limited partnership, Advent Partners GPE III Limited Partnership, a Delaware limited partnership, Advent Partners (NA) GPE III Limited Partnership, a Delaware limited partnership, Advent Partners Limited Partnership, a Delaware limited partnership, Guayacan Private Equity Fund Limited Partnership, a Delaware limited partnership, Dollar Express Investment, LLC, a North Carolina limited liability company, and any additional Holders (as defined in the Agreement), from time to time, which Agreement permits execution (including by facsimile) by counterpart. The undersigned hereby acknowledges having received a copy of the Agreement (which is annexed hereto as Annex I) and having read the Agreement in its entirety, and for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, hereby agrees that the terms and conditions of the Agreement shall be binding upon the undersigned as a Holder, and such terms and conditions shall inure to the benefit of and be binding upon the undersigned, and its successors and permitted assigns.

                  IN WITNESS WHEREOF, the undersigned has executed this instrument this ____ day of _________________, ____.


                                      ---------------------------------
                                      (Signature of Holder)


                                      ---------------------------------
                                      (Print Name of Person, if an Entity)


                                      ---------------------------------
                                      (Print Name & Title of Person Signing)